                                                                    Exhibit 21.a
                                  BW/IP INC.
                                  ----------
                             LIST OF SUBSIDIARIES
                             --------------------

Name of Subsidiary                                           Jurisdiction Where Incorporated              Percentage
------------------                                           -------------------------------              ----------
BW/IP International, Inc.                                    Delaware, U.S.A                                 100%

Byron Jackson Argentina                                      Province of Mendoza,                             51%
Industrial and Commercial                                    Argentine Republic
Sociedad Anonima (I.C.S.A.)

BW/IP International, Ltd.                                    Canada                                          100%

BW Mechanical Seals K.K.                                     Japan                                           100%

BW Mechanical Seals (S.E.A.) Pte. Ltd.                       Singapore                                       100%

Byron Jackson K.K.                                           Japan                                           100%

Byron Jackson Co., S.A. de C.V.                              Mexico                                          100%

BW/IP International GmbH                                     Germany                                         100%

BW/IP International Limited                                  United Kingdom                                  100%

BW/IP International S.A.                                     Spain                                           100%

BW/IP International S.A.R.L.                                 France                                          100%

BW/IP International S.r.l.                                   Italy                                           100%

BW/IP International B.V.                                     The Netherlands                                 100%

Ebara-Byron Jackson Co., Ltd.                                Japan                                            50%

BW/IP de Venezuela S.A.                                      Venezuela                                        75%

BW Mechanical Seals (Malaysia) Sdn. Bhd.                     Malaysia                                         70%

PT BW Mechanical Seals Indonesia                             Indonesia                                        75%

BW/IP International S.A.                                     Belgium                                         100%

BW/IP Pacific Dichtungstechnik Gesellschaft m.b.H.           Austria                                         100%

BW/IP Pacific Dichtungstechnik AG                            Switzerland                                     100%

BW/IP Pacific Wietz GmbH & Co. KG                            Germany                                         100%

BW/IP Pacific Wietz Verwaltungs GmbH                         Germany                                         100%

BW/IP Services B.V.                                          The Netherlands                                 100%

                                  BW/IP INC.
                                  ----------
                             LIST OF SUBSIDIARIES
                             --------------------

BW/Abahsain Seal Company Limited                             Saudi Arabia                            60%

BW/IP - New Mexico, Inc.                                     Delaware, U.S.A.                        100%

BW/IP International (Barbados), Ltd.                         Bardados                                100%

BW/IP - Siam Co., Ltd.                                       Thailand                                 60%

BW/IP International IP, Inc.                                 California, U.S.A.                      100%

BW/IP International (GP), Inc.                               California, U.S.A.                      100%

BW/IP International (LP), Inc.                               California, U.S.A.                      100%

BW/IP International of Pennsylvania, Inc.                    Pennsylvania, U.S.A.                    100%

BW/IP International (TX) L.L.P.                              Texas, U.S.A.                           100%

BW/IP International of Oklahoma, Inc.                        Oklahoma, U.S.A.                        100%